SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                    __________

                                    FORM 8-K/A

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                    __________


                                September 30, 1996
                 Date of Report (Date of earliest event reported)


                                 HOLOMETRIX, INC.
                (Exact name of registrant as specified in charter)


       Delaware                   0-16152                      04-2891557
     (State or other              (Commission File               (IRS Employer
     jurisdiction of                 Number)           Identification Number)
     incorporation)



                                        25 Wiggins Avenue
                                Bedford, Massachusetts  01730-2323
                      (Address of principal executive offices and zip code)

                                          (617) 275-3300
                       (Registrant's telephone number, including area code)

                                          Not applicable
                  (Former name or former address, if changed since last report)









          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a)  Financial Statements of the Business Acquired.



            TO THE STOCKHOLDERS AND DIRECTORS OF

            NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.


            We have audited the accompanying balance sheets of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995 and the related statements of changes in stockholders' equity, revenues and expenses, and cash flows for the nine months and twelve months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of National Metal Refining (Nametre) Company, Inc. as of September 30, 1996 and December 31, 1995, and the results of its operations and cash flows for the nine months and twelve months then ended in conformity with generally accepted accounting principles.




                                         /s/ Wilkin & Guttenplan

                                         WILKIN & GUTTENPLAN, P.C.
                                         Certified Public Accountants


         East Brunswick, New Jersey

         December 2, 1996
                                                                    Page  1




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                                   BALANCE SHEETS


                                               SEPTEMBER  30,      DECEMBER 31,
                                                 1996                1995
              ASSETS

         CURRENT ASSETS
            Cash                              $    8,510         $  236,217

            Accounts receivable, less allowance
             for doubtful accounts of $15,000    418,583            485,467
            Inventories - Notes 1 and 2          440,007            402,578
            Prepaid expenses                      11,278             13,455
            Federal income tax refund receivable  17,021             14,281
            Note receivable - Note 12             75,000               -

              TOTAL CURRENT ASSETS               970,399          1,151,998

         PROPERTY AND EQUIPMENT, net of
          accumulated depreciation -
          Notes 1 and 3                           51,763             63,526

         PATENTS, at cost, less accumulated amortization
          of $49,842 and $45,624,
          respectively - Note 1                   21,556             22,983

         OTHER ASSETS
            Deposits                               2,384              2,384

              TOTAL ASSETS                    $1,046,102         $1,240,891

              LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
       Accounts payable and accrued expenses $   661,266         $  343,874
       Accrued product claims and warranties      19,000             13,000
       Notes payable - current portion -
             Notes 4 and 6                       100,000            472,135

              TOTAL CURRENT LIABILITIES          780,266            829,009

         DEBENTURES - Notes 5 and 6               38,967             38,967
         NOTES PAYABLE, net of current portion -
          Note 4                                  55,000            130,000

              TOTAL LIABILITIES                  874,233            997,976

         STOCKHOLDERS' EQUITY
          Common stock, 770,000 shares authorized,
           512,000 shares issued; 193,489 and
           73,489, shares outstanding respectively
           and 436,011 and 438,511, shares held
           in treasury respectively                18,213            16,653
          Paid in capital                         404,352           108,237
          Retained earnings (deficit)            (143,508)          229,038
          Treasury stock - Note 6                (107,188)         (111,013)

              TOTAL STOCKHOLDERS' EQUITY          171,869           242,915

              TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY            $1,046,102        $1,240,891


         The accompanying notes are an integral
          part of these financial statements.




                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY







                                               RETAINED
                          COMMON    PAID IN    EARNINGS   TREASURY
                          STOCK      CAPITAL   (DEFICIT)     STOCK       TOTAL

     BALANCE AT
      DECEMBER 31, 1994  $16,653     $108,237 $ 269,562    $ (69,384)  $325,068

     NET LOSS FOR THE
      YEAR ENDED
      DECEMBER 31, 1995       -          -      (40,524)         -      (40,524)

     TREASURY STOCK
      PURCHASE - NOTE 6       -          -          -         (41,629)  (41,629)

     BALANCE AT
      DECEMBER 31, 1995   16,653      108,237   229,038      (111,013)  242,915

     NET LOSS FOR THE
      NINE MONTHS ENDED
      SEPTEMBER 30, 1996      -         -      (372,546)          -    (372,546)

     TREASURY STOCK
      SOLD                    -        (2,325)     -            3,825     1,500

     COMMON STOCK
      ISSUANCE - NOTE 12   1,560      298,440      -              -     300,000

     BALANCE AT
      SEPTEMBER 30, 1996 $18,213     $404,352 $(143,508)    $(107,188) $171,869












     The accompanying notes are an integral
      part of these financial statements.





                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                         STATEMENTS OF REVENUES AND EXPENSES







                                         FOR  THE NINE       FOR THE
                                         MONTHS   ENDED      YEAR ENDED
                                         SEPTEMBER 30,       DECEMBER 31,
                                            1996                1995


        NET SALES                          $1,776,540      $2,671,019

        COSTS OF GOODS SOLD                   851,538       1,087,938

        GROSS PROFIT                          925,002       1,583,081

        RESEARCH AND DEVELOPMENT COSTS        299,131         210,295

        SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES            1,007,534       1,379,142

        LOSS FROM OPERATIONS                 (381,663)         (6,356)

        OTHER INCOME AND (EXPENSES)
            Interest on debentures             (7,306)        (36,950)
            Other interest expense            (26,839)        (38,915)
            Interest and dividend income        3,418          11,853
            Royalty income                     39,844          39,844

        TOTAL OTHER INCOME (EXPENSES)           9,117         (24,168)

        INCOME (LOSS) BEFORE PROVISION
         FOR (BENEFIT FROM) INCOME TAXES     (372,546)        (30,524)

        PROVISION FOR INCOME TAXES - Note 8        -          (10,000)

        NET INCOME (LOSS)                  $ (372,546)     $  (40,524)








        The accompanying notes are an integral
         part of these financial statements.




                    NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                               STATEMENTS OF CASH FLOWS



                                                  FOR THE NINE        FOR THE
                                                  MONTHS ENDED      YEAR ENDED
                                                  SEPTEMBER 30,     DECEMBER 31,
                                                    1996                1995
        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                  $(372,546)          $(40,524)

        Adjustments to reconcile loss to net cash
         provided by (used in) operating activities:
          Depreciation and amortization              21,122             24,210
          Allowance for doubtful accounts              -                15,000
          Provision for obsolete inventory            1,088             12,199
          Increase in debt due to restructuring        -               126,388
          Accrued product claims and warranties       6,000             13,000

        Change in assets and liabilities:
         Decrease (increase) in accounts receivable  66,884           (113,796)
         (Increase) in inventories                  (38,518)           (85,677)
         Decrease in prepaid expenses                 2,177              5,580
         Decrease (increase) in federal income
           tax refund receivable                     (2,740)            30,719
         Increase in accounts payable and
           accrued expenses                         317,392            121,614

              TOTAL ADJUSTMENTS                     373,405            149,237

              NET CASH PROVIDED BY
               OPERATING ACTIVITIES                     859            108,713

        CASH FLOWS USED IN INVESTING ACTIVITIES:
           Purchase of fixed assets and
           capitalized patent costs                  (7,931)           (19,949)

        CASH FLOWS FROM FINANCING ACTIVITIES:
           Purchase of treasury stock                (2,607)             -
           Sale of treasury stock                     4,107              -
           Payments on notes payable               (447,135)             -
           Proceeds from notes receivable           225,000              -

        NET CASH USED IN FINANCING ACTIVITIES      (220,635)             -

        NET INCREASE (DECREASE) IN CASH            (227,707)            88,764

        CASH - BEGINNING OF PERIOD                  236,217            147,453

        CASH - END OF PERIOD                     $    8,510           $236,217

        Cash paid during the year for:
          Interest                               $   26,839           $   -
          Income taxes                           $      -             $ 11,775

        See Note 6 for supplemental disclosure of non-cash transactions.


        The accompanying notes are an integral
         part of these financial statements.



                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                 Nature of Business - The Company National Metal Refining Company (Nametre) was incorporated in 1956 in New Jersey. Since 1961 the Company has concentrated on the development of instruments for the measurement of viscous properties of materials. Nametre's customers are mostly Fortune 500 Companies in the polymer, petro-chemical and petroleum industry. Nametre's products are widely used in laboratory and industrial environments. Several of the products are covered by U.S. patents.

                 Inventories - Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

                 Property - Depreciation is computed on a straight-line and an accelerated basis over the estimated useful lives of the assets which range from 5 to 7 years. Leasehold improvements are amortized over a period of 31.5 years.

                 Patents - Patents are being amortized over a period of 8 years.

                 Research and Development Costs - Research and development costs are charged to operations as incurred.

                 Provision for Warranty Claims - Estimated warranty costs are provided at the time of sale of the warranted products.

                 Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 Fiscal Year Change - The Board of Directors approved a change in the Company's fiscal year end from December 31 to September 30, effective the calendar year beginning January 1, 1996. This change was the result of the sale of the Company's stock to a publicly traded company (see Note 13) whose fiscal year end is September 30.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 2 - INVENTORIES:

                 Inventories are comprised of the following:

                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996          1995

                    Raw materials                 $220,653     $173,161
                    Work in process                 81,990      107,549
                    Finished goods                 150,651      134,067

                                                   453,294      414,777
                    Less: Provision for
                     obsolete inventory            (13,287)     (12,199)

                                                  $440,007     $402,578

        NOTE 3 - PROPERTY, PLANT AND EQUIPMENT:

                 Property, plant and equipment consist of the following:


                                              SEPTEMBER 30,  DECEMBER 31,
                                                   1996         1995

                    Furniture and fixtures       $ 29,803     $ 29,083
                    Equipment                     151,980      153,010
                    Demo equipment                 32,268       32,268
                    Leasehold improvements         10,342       10,342

                                                  224,393      224,703

                  Less: accumulated depreciation (172,630)    (161,177)

                                                 $ 51,763     $ 63,526
















                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 4 - NOTES PAYABLE:

                 Notes payable consist of the following:

                                                     SEPTEMBER 30,  DECEMBER 31,
                                                        1996             1995
                 6% note payable to Mary Elizabeth
                 Fitzgerald due September 30, 1996.
                 Quarterly payments include principal
                 and interest.  The note is collateralized
                 by a pledge and security agreement.    $   -        $225,000

                 10% note payable to the Estate of
                 J. Vincent Fitzgerald due March 31,
                 1998.  Quarterly payments include
                 principal and interest.  The note is
                 collateralized by a pledge and security
                 agreement.                              155,000      377,135

                        TOTAL NOTES PAYABLE              155,000      602,135

                     Less: Current portion              (100,000)    (472,135)

                  Notes payable, net of current portion $ 55,000     $130,000

                 Principal repayments are as follows:

                             SEPTEMBER 30,

                        1997               $100,000
                        1998                 55,000

                                           $155,000

        NOTE 5 - DEBENTURES:

                 The debentures bear interest at 25% per annum payable semi-annually and mature in 1997. The Company has the right to repay principal in whole or in part at any time without premium or penalty.









                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996


        NOTE 6 - SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:

                 Treasury Stock Acquisition and Refinancing:

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with Mary Elizabeth Fitzgerald, the deceased majority stockholder's spouse who has had a guardian appointed by the court to control her financial affairs. The agreement calls for a payment to Mrs. Fitzgerald in the amount of $225,000 for the (i) purchase of 385,333 shares of stock of the Company owned by Mrs. Fitzgerald and (ii) for debentures, where the Company is the obligor, having a face value of $106,218 plus accrued interest to date.

                 On January 29, 1996 the Company entered into a settlement and redemption agreement with the Estate of J. Vincent Fitzgerald. The agreement calls for a payment to the Estate in the amount of $377,135 for the (i) purchase of 7,822 shares of stock of the Company presently owned by the Estate, (ii) for debentures, where the Company is the obligor, having a face value of $3,613 plus accrued interest to date, (iii) notes payable held by the decedent in the amount of $324,288, plus accrued interest and (iv) certain reimbursable expenses.

                 The above agreements are the result of the death of the majority stockholder on September 27, 1994. Accordingly, the terms of the agreement have been reflected in the accompanying financial statements as of December 31, 1995. The non-cash financing and investing activities are as follows:

           Refinanced debt as of December 31, 1995 as follows:
              Note payable to Estate of J. Vincent Fitzgerald $ 377,135
              Note payable to Mary E. Fitzgerald                225,000

                        Subtotal                                602,135

           Previous debt repaid:
              Original loan payable due to Estate of J. Vincent
                       Fitzgerald                              (324,288)
              Original debenture due to Estate of J. Vincent
                       Fitzgerald                                (3,613)
              Original debenture due to Mary E. Fitzgerald     (106,218)

                                                               (434,119)

                        Subtotal                                168,016

                        Less: Acquisition of treasury stock     (41,629)

                        INCREASE IN DEBT DUE TO RESTRUCTURING  $126,387








                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 7 - INCOME TAXES:

                 The provision for income taxes consists of the following:


                                                  SEPTEMBER 30,  DECEMBER 31,
                                                     1996           1995
                 Current provision                $   -            9,850
                 Federal provision                    _              150
                 State provision                      _           10,000

                 The Company has research and development credits totalling $57,183 which are available to offset future Federal taxable income and tax liabilities. The credits are due to expire as follows:

                                                  Credits

                     2005                         $15,170
                     2006                          13,526
                     2007                           8,440
                     2008                          13,603
                     2009                           5,863
                     2010                             581

                             TOTAL                $57,183

                 Total income taxes for 1995 differs from the amount computed by applying the U.S. federal income tax rate as a result of the surtax exemption, research and development tax credits and state taxes.

                 The State of New Jersey allows the carry forward (but not carry back) of losses to future years which will offset future New Jersey State taxable income. As of September 30, 1996 and December 31, 1995, the Company has a net operating loss carry forwards of approximately $450,000 and $98,000 respectively, available for New Jersey State tax purposes.












                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996





        NOTE 8 - COMMITMENTS:

                 EMPLOYMENT AGREEMENT:

                 During 1996, the Company entered into a one year employment agreement with the President of the Company. The terms of the agreement stipulate that, should the Company terminate the agreement without cause or in case of death, the severance benefit will be equivalent to the rate of pay in effect on the date of termination for the period of six months with one-half the rate of pay for the second six months if new employment has not been found.

        NOTE 9 - CONCENTRATIONS:

                 Certain components of inventory are supplied by two to three vendors. Together, the above vendors represent approximately 54% and 66%, respectively, of the total purchases for the periods ended September 30, 1996 and December 31, 1995.

                 The Company maintained its cash with a few high quality financial institutions. At December 31, 1995 the Company had included in one of its cash accounts amounts exceeding federally insured limits by $132,838.

        NOTE 10 - SARSEP PLAN PAYABLE:

                 The Company has a salary deferral simplified employee pension plan. Employer contributions are discretionary and can vary from year to year. For the periods ended September 30, 1996 and December 31, 1995, the Company has elected not to contribute to the plan.

        NOTE 11 - OPERATING FACILITIES:

                 The Company leases manufacturing and office space on a month by month basis under an operating lease. Rental expenses under the operating lease for the periods ending September 30, 1996 and December 31, 1995 were $23,808 and $31,744, respectively.











                   NATIONAL METAL REFINING (NAMETRE) COMPANY, INC.

                          NOTES TO THE FINANCIAL STATEMENTS

                                 SEPTEMBER 30, 1996






        NOTE 12 - OTHER MATTERS:

                 On September 30, 1996 the Company sold approximately 61.23% of the issued and outstanding shares of common stock to Holometrix, Inc., a publicly traded company, for a sales price of $300,000. The terms of the agreement included warrants to acquire 13,334 shares of common stock at an exercise price of $3.00, as well as warrants to acquire 10,000 shares of common stock at an exercise price of $6.00. Proceeds in the amount of $225,000 from the sale of the stock were used to pay the amount due to Mrs. Fitzgerald as a result of the settlement and redemption agreement (see Note 6). The balance of $75,000 is reflected as a note receivable. The terms of the note includes interest at 2% above prime with principal due in two installments as follows:

                         PAYMENT
                         DATE                            AMOUNT

                         February 28, 1997              $25,000
                         May 31, 1997                    50,000

                  It is expected that Nametre's business of developing, manufacturing, marketing and selling certain viscosity measurement equipment will compliment the thermal property measuring business activities conducted by Holometrix, Inc.






















          (b)  Pro Forma Financial Information.

        CONDENSED AND PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


        The unaudited pro forma condensed consolidated balance sheet of Holometrix, Inc. ("Holometrix") as of June 30, 1996 assumes that the acquisition of 61.23% of National Metal Refining Company ("Nametre") had occurred on that date.

        The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1995 and the nine months ended June 30, 1996 present the results of Holometrix as if the Nametre acquisition had been consummated as of the beginning of the periods indicated, except that the operating results for Nametre's year ended December 31, 1995 were used to prepare the unaudited pro forma condensed consolidated statement of operations for Holometrix's fiscal year ended September 30, 1995. Accordingly, the unaudited operating results for Nametre for the three months ending December 31, 1995, totaling revenue of $826,000 and net income of $141,000, have been included in both periods presented.

        The preliminary allocations of the purchase price, which may be subject to certain adjustments as Holometrix finalizes the allocation of the purchase price in accordance with generally accepted accounting principles, are included in the unaudited pro forma condensed consolidated financial statements. The purchase price has been allocated based upon the estimated fair value of the assets and liabilities acquired. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill, in accordance with Accounting Principles Board Opinion No. 16.

        The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial position which may be achieved in the future.

        The unaudited pro forma financial information should be read in conjunction with Holometrix's historical financial statements and notes thereto contained in the 1995 Annual Report on Form 10-KSB and the Quarterly Report on Form 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, and Nametre's historical financial statements for the year ended December 31, 1995 and the nine months ended June 30, 1996, presented herein.

             HOLOMETRIX, INC. AND
             SUBSIDIARY
             PRO FORMA CONDENSED
             CONSOLIDATED BALANCE SHEET
             AS OF JUNE 30, 1996
             (UNAUDITED)

                                                       Historical                 Pro Forma             Pro Forma
                                             Holometrix          Nametre         Adjustments            Combined
             ASSETS

             Current Assets:
                  Cash and cash              $  57,927         $  9,386           $125,000  (1)          $192,313
                   equivalents
                  Accounts receivable          437,364          466,912                                   904,276

                  Inventories                  227,836          471,121                                   698,957

                  Other current assets          16,825           27,986                                    44,811

                  Notes receivable              50,000                0            (50,000)  (2)                0

                       Total current           789,952          975,405                                 1,840,357
                       assets
             Equipment and fixtures            296,546           57,900                                   354,446

             Other assets                       16,699           22,625              32,190  (3)           71,514

                       Total Assets        $ 1,103,197      $ 1,055,930           $ 107,190           $ 2,266,317


             LIABILITIES AND STOCKHOLDERS'
             EQUITY

             Current Liabilities:
                  Notes payable -          $   150,000       $   50,000           $ (50,000) (2)        $ 150,000
                   stockholders and other
                  Notes payable - line of      150,000                0                                   150,000
                   credit
                  Accounts payable             313,869          455,998                                   769,867

                  Accrued expenses             102,584           16,447                                   119,031

                  Due to stockholder            52,506                0                                    52,506

                  Current maturities of
                   long-term obligations         4,606          357,135            (175,000) (4)          186,741

                       Total current           773,565          879,580            (225,000)            1,428,145
                        liabilities
             Notes payable stockholders,
             less current maturities            55,000                0                                    55,000
             Long-term obligations, less
               current maturities               21,160           38,967                                    60,127
                       Total liabilities       849,725          918,547                 -               1,543,272
             Minority interest in                    0                0             169,573  (5)          169,573
               subsidiary
             Total stockholders' equity        253,472          137,383             162,617  (6)          553,472

             Total Liabilities
              and Stockholders'           $  1,103,197      $ 1,055,930           $ 107,190           $ 2,266,317
              Equity

             See notes to unaudited proforma condensed consolidated financial statements.

             HOLOMETRIX, INC. AND
             SUBSIDIARY
             PRO FORMA CONDENSED
             CONSOLIDATED STATEMENT OF
             OPERATIONS
             NINE MONTHS ENDED JUNE 30,
             1996
             (UNAUDITED)


                                                       Historical                Pro Forma              Pro Forma
                                             Holometrix          Nametre         Adjustments            Combined

             Net revenues               $  1,423,382         $  2,015,420        $                  $  3,438,802

             Operating costs and expenses:
                  Cost of sales              930,680              879,679                              1,810,359

                  Research and development   113,051              238,385                                351,436

                  Selling, general and       538,048              881,473             1,610  (7)       1,421,131
                   administrative
                       Total operating     1,581,779            1,999,537             1,610            3,582,926
                       costs and expenses
                       Operating (loss)     (158,397)              15,883                               (144,124)

             Other expense, net               26,187                  157                                 26,344

                  Income (loss) before      (184,584)              15,726                               (170,468)
                   minority interest
             Minority interest in income           0                    0             6,097  (8)           6,097
              of subsidiary
                  Net income (loss)      $  (184,584)        $     15,726         $   7,707          $  (176,565)


             Net loss per share of common  $   (0.01)                                                  $   (0.01)
             stock

             Weighted average shares      16,296,878                              6,000,000  (9)      22,296,878
              outstanding

             See notes to unaudited proforma condensed consolidated financial statements.

             HOLOMETRIX, INC. AND
             SUBSIDIARY
             PRO FORMA CONDENSED
             CONSOLIDATED STATEMENT OF
             OPERATIONS
             FISCAL YEAR ENDED SEPTEMBER
             30, 1995
             (UNAUDITED)



                                                      Historical
                                             Holometrix          Nametre
                                             Year ended         Year ended         Pro Forma            Pro Forma
                                              9/30/95           12/31/95         Adjustments            Combined
             Net revenues                 $  2,104,692         $ 2,671,019       $                     $  4,775,711

             Operating costs and expenses:
                  Cost of sales              1,298,023           1,087,938                               2,385,961

                  Research and development     206,629             210,295                                 416,924

                  Selling, general and         553,432           1,379,142            2,146  (7)         1,934,720
                   administrative
                     Total operating         2,058,084           2,677,375            2,146              4,737,605
                      costs and expenses
                     Operating income (loss)    46,608              (6,356)          (2,146)                38,106

             Other expenses, net                34,413              24,168              -                   58,581

                Net income (loss) before        12,195             (30,524)          (2,146)               (20,475)
                 taxes and minority interest
             Income taxes (credit)                   0              10,000              -                   10,000

                Income (loss) before            12,195             (40,524)           (2,146)              (30,475)
                 minority interest
             Minority interest in loss of            0                   0           (15,711)  (8)         (15,711)
              subsidiary
                Net income (loss)            $  12,195           $ (40,524)        $  13,565             $ (14,764)


             Net income (loss) per share     $    0.00                                                   $   0.00
              of common stock

             Weighted average shares        15,846,006                            6,000,000  (9)       21,846,006
             outstanding

      See notes to unaudited proforma condensed consolidated financial statements.


                 HOLOMETRIX, INC. AND SUBSIDIARY
                 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                 STATEMENTS

            1.      Cash and Cash Equivalents

                 Reflects the receipt of $300,000 from Tytronics from the
            sale of 6,000,000 shares of common stock by Holometrix used to finance the purchase of Nametre, less the payment of certain liabilities of Nametre by Holometrix at closing totalling $175,000.

            2.      Notes Receivable and Notes Payable

                 Reflects the application of a previous $50,000 loan in the form of a note from Holometrix to Nametre as a portion of the purchase price and the recording of a note payable as $75,000 to Nametre from Holometrix at closing, representing a portion of the purchase price. The remaining $75,000 notes are eliminated in consolidation.

            3.      Other Assets

                 Reflects $32,190 of goodwill recorded from purchase
            accounting adjustments.

            4.      Current Maturities of Long-Term Obligations

                 Reflects payment of certain liabilities of Nametre by
            Holometrix at closing totalling $175,000.

            5.      Minority Interest in Subsidiary

                 Reflects the recording of the minority interest in
            Nametres net assets.

            6.      Stockholders' Equity

                 Reflects the issuance of 6,000,000 shares of common
            stock of Holometrix to Tytronics at $.05 per share ($300,000) and elimination of Nametre's stockholders' equity ($137,383).

            7.      Selling, General and Administrative

                 Represents amortization of goodwill from the acquisition
            on a straight-line basis over 15 years.

            8.      Minority Interest in Income (Loss) of Subsidiary

                 Represents the recording of the minority interest in the
            net income (loss) of Nametre.

            9.      Weighted Average Shares Outstanding

                 The weighted average number of common shares has been
            adjusted to reflect the 6,000,000 shares of common stock deemed to be issued as a result of the acquisition as outstanding for the entire period.





                                      SIGNATURES

                 Pursuant to the requirements of the Securities Exchange
            Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    HOLOMETRIX, INC.



            Date:  December  16, 1996           By:  /s/ John E. Wolfe
                                                John E. Wolfe, President